UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549

                                 FORM 8-K/A
                              AMENDMENT NO. 1

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): June 30, 2005

                                ASHLAND INC.
           (Exact name of registrant as specified in its charter)

                                  Kentucky
               (State or other jurisdiction of incorporation)

                 1-32532                                      20-0865835
         (Commission File Number)                          (I.R.S. Employer
                                                          Identification No.)

50 E. RiverCenter Boulevard, Covington, Kentucky              41012-0391
   (Address of principal executive offices)                   (Zip Code)

      P.O.    Box 391,  Covington,  Kentucky  41012-0391  (Mailing Address)
              (Zip Code)

     Registrant's telephone number, including area code (859) 815-3333


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 2230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                              EXPLANATORY NOTE

         This amendment on Form 8-K/A supplements a Form 8-K filed by Ashland Inc. ("Ashland") on June 30, 2005 with the Securities and Exchange Commission to report, in Item 2.01 of such filing, the completion of Ashland's previously announced agreement with Marathon Oil Corporation to transfer Ashland's 38-percent interest in Marathon Ashland Petroleum LLC
(MAP) and two other businesses to Marathon Oil Corporation in a transaction valued at approximately $3.7 billion. This Form 8-K/A is being filed to supplement such 8-K with the attached unaudited condensed pro forma financial statements, filed pursuant to Article 11 of Regulation S-X and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(b)      Pro Forma Financial Information

         New Ashland Unaudited Condensed Pro Forma Financial Statements


                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ASHLAND INC.
                            -------------------------------------------
                                            (Registrant)



Date:  July 6, 2005                       /s/ J. Marvin Quin
                                     ----------------------------
                                     Name:     J. Marvin Quin
                                     Title:    Senior Vice President,
                                               and Chief Financial
                                               Officer

       NEW ASHLAND UNAUDITED CONDENSED PRO FORMA FINANCIAL STATEMENTS

     The following unaudited condensed pro forma financial statements of New Ashland are based upon the historical financial statements of Ashland and its consolidated subsidiaries, adjusted to give effect to the transactions, as well as the use of a portion of the proceeds to repay substantially all of Ashland's outstanding debt, purchase certain assets currently under operating leases, and repurchase certain accounts receivable sold under Ashland's sale of receivables program. The following unaudited condensed pro forma financial statements of New Ashland should be read in conjunction with the related notes and with the historical consolidated financial statements of Ashland and the related notes included in previous filings with the SEC. The unaudited condensed pro forma income statements were adjusted to reflect these items as if they occurred at October 1, 2003. The unaudited condensed pro forma balance sheet reflects these items as if they occurred at March 31, 2005. In addition, the pro forma balance sheet reflects the use of $100 million of proceeds from the transactions to fund a contribution to Ashland's pension plan at March 31, 2005. The pro forma adjustments are based on available information and certain assumptions that Ashland executive management believes are reasonable and are described in the related notes.

      The unaudited condensed pro forma financial statements are provided for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the transactions had occurred on October 1, 2003 or March 31, 2005. For example, these financial statements do not reflect any earnings from the investment of the excess proceeds remaining after the repayment of the various financings and the funding of the pension plan. You should not rely on the unaudited condensed pro forma financial statements as being indicative of the historical operating results that New Ashland would have achieved or any future operating results or financial position that it will experience after the transactions close.


                                               NEW ASHLAND AND CONSOLIDATED SUBSIDIARIES

                                       UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                            MARCH 31, 2005


                                                                                     (A)           (B)
                                                                                   SALE OF        REPAY
                                                                                   MAP AND      FINANCINGS
                                                                                    OTHER        AND FUND
(IN MILLIONS EXCEPT SHARE AND PER SHARE DATA)                      HISTORICAL     BUSINESSES   PENSION PLAN    PRO FORMA
---------------------------------------------------------------    ------------ ------------- -------------- --------------

                              ASSETS

CURRENT ASSETS

      Cash and cash equivalents                                    $        74  $     3,340   $      (2,337) $      1,077
      Accounts receivable                                                1,352            2             150         1,504
      Allowance for doubtful accounts                                      (42)          --              --           (42)
      Inventories                                                          546           (3)             --           543
      Deferred income taxes                                                 95           --              --            95
      Other current assets                                                 208          (55)            101           254
                                                                    ----------- ------------- -------------- --------------
                                                                         2,233        3,284          (2,086)        3,431

INVESTMENTS AND OTHER ASSETS
      Investment in Marathon Ashland Petroleum LLC (MAP)                 2,926       (2,926)             --            --
      Goodwill                                                             560           --              --           560
      Asbestos insurance receivable (noncurrent portion)                   381           --              --           381
      Deferred income taxes                                                 --          229             (40)          189
      Other noncurrent assets                                              413           --              (5)          408
                                                                    ----------- ------------- -------------- --------------
                                                                         4,280       (2,697)            (45)        1,538

PROPERTY, PLANT AND EQUIPMENT
      Cost                                                               3,196          (94)            104         3,206
      Accumulated depreciation, depletion and amortization              (1,894)          65              --        (1,829)
                                                                    ----------- ------------- -------------- --------------
                                                                         1,302          (29)            104         1,377
                                                                    ----------- ------------- -------------- --------------
                                                                   $     7,815  $       558   $      (2,027) $      6,346
                                                                    =========== ============= ============== ==============
               LIABILITIES AND SHAREHOLDERS' EQUITY


CURRENT LIABILITIES
      Debt due within one year                                     $       726  $        --   $        (726) $         --
      Trade and other payables                                           1,254           --             (30)        1,224
      Income taxes                                                          30           --              --            30
                                                                    ----------- ------------- -------------- --------------
                                                                         2,010           --            (756)        1,254

NONCURRENT LIABILITIES
      Long-term debt (less current portion)                              1,086           --          (1,073)           13
      Employee benefit obligations                                         436           --            (100)          336
      Deferred income taxes                                                264         (264)             --            --
      Reserves of captive insurance companies                              201           --              --           201
      Asbestos litigation reserve (noncurrent portion)                     545           --              --           545
      Other long-term liabilities and deferred credits                     374           --              (1)          373
                                                                    ----------- ------------- -------------- --------------
                                                                         2,906         (264)         (1,174)        1,468

COMMON SHAREHOLDERS' EQUITY                                              2,899          822             (97)        3,624
                                                                    ----------- ------------- -------------- --------------

                                                                   $     7,815  $       558   $      (2,027) $      6,346
                                                                    =========== ============= ============== ==============

COMMON SHARES OUTSTANDING AT MARCH 31, 2005 (IN THOUSANDS)              72,870                                     72,870

BOOK VALUE PER COMMON SHARE OUTSTANDING                            $     39.78                               $      49.73

                             See Notes to New Ashland Unaudited Condensed Pro Forma Financial Statements.


                                               NEW ASHLAND AND CONSOLIDATED SUBSIDIARIES

                                    UNAUDITED CONDENSED PRO FORMA STATEMENT OF CONSOLIDATED INCOME
                                                     YEAR ENDED SEPTEMBER 30, 2004


                                                                                     (C)
                                                                                   SALE OF
                                                                                   MAP AND        (D)
                                                                                    OTHER        REPAY
(IN MILLIONS EXCEPT SHARE AND PER SHARE DATA)                      HISTORICAL     BUSINESSES   FINANCINGS      PRO FORMA
---------------------------------------------------------------    ------------ ------------- -------------- --------------

REVENUES
Sales and operating revenues                                       $     8,301  $       (47)  $          --   $     8,254
Equity income                                                              432         (405)             --            27
Other income                                                                48            6              --            54
                                                                    ----------- ------------- -------------- --------------
                                                                         8,781         (446)             --         8,335

COSTS AND EXPENSES
Cost of sales and operating expenses                                     6,948          (34)             (7)        6,907
Selling, general and administrative expenses                             1,171          (15)             --         1,156
                                                                    ----------- ------------- -------------- --------------
                                                                         8,119          (49)             (7)        8,063
                                                                    ----------- ------------- -------------- --------------
OPERATING INCOME                                                           662         (397)              7           272
Net interest and other financial costs                                    (114)          --             114            --
                                                                    ----------- ------------- -------------- --------------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                      548         (397)            121           272
Income taxes                                                              (150)         154             (47)          (43)(e)
                                                                    ----------- ------------- -------------- --------------
INCOME FROM CONTINUING OPERATIONS                                  $       398  $      (243)  $          74  $        229
                                                                    =========== ============= ============== ==============

EARNINGS PER SHARE FROM CONTINUING OPERATIONS
      Basic                                                        $      5.69                               $       3.27
      Diluted                                                      $      5.59                               $       3.22


AVERAGE COMMON SHARES OUTSTANDING (IN THOUSANDS)
      Basic                                                             69,938                                     69,938
      Diluted                                                           71,217                                     71,217


                             See Notes to New Ashland Unaudited Condensed Pro Forma Financial Statements.



                                               NEW ASHLAND AND CONSOLIDATED SUBSIDIARIES

                                    UNAUDITED CONDENSED PRO FORMA STATEMENT OF CONSOLIDATED INCOME
                                                    SIX MONTHS ENDED MARCH 31, 2005

                                                                                     (C)
                                                                                   SALE OF
                                                                                   MAP AND        (D)
                                                                                    OTHER        REPAY
(IN MILLIONS EXCEPT SHARE AND PER SHARE DATA)                      HISTORICAL     BUSINESSES   FINANCINGS      PRO FORMA
---------------------------------------------------------------    ------------ ------------- -------------- --------------

REVENUES
Sales and operating revenues                                       $     4,239 $        (25)  $          --   $     4,214
Equity income                                                              215         (208)             --             7
Other income                                                                35           (2)             --            33
                                                                    ----------- ------------- -------------- --------------
                                                                         4,489         (235)             --         4,254

COSTS AND EXPENSES
Cost of sales and operating expenses                                     3,603          (20)             (5)        3,578
Selling, general and administrative expenses                               620           (6)             --           614
                                                                    ----------- ------------- -------------- --------------
                                                                         4,223          (26)             (5)        4,192
                                                                    ----------- ------------- -------------- --------------
OPERATING INCOME                                                           266         (209)              5            62
Net interest and other financial costs                                     (61)          --              59            (2)
                                                                    ----------- ------------- -------------- --------------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                      205         (209)             64            60
Income taxes                                                               (79)          80             (25)          (24)
                                                                    ----------- ------------- -------------- --------------
INCOME FROM CONTINUING OPERATIONS                                  $       126  $      (129)  $          39  $         36
                                                                    =========== ============= ============== ==============

EARNINGS PER SHARE FROM CONTINUING OPERATIONS
      Basic                                                        $      1.75                               $       0.51
      Diluted                                                      $      1.72                               $       0.50


AVERAGE COMMON SHARES OUTSTANDING (IN THOUSANDS)
      Basic                                                             72,138                                     72,138
      Diluted                                                           73,467                                     73,467


                             See Notes to New Ashland Unaudited Condensed Pro Forma Financial Statements.


  NOTES TO NEW ASHLAND UNAUDITED CONDENSED PRO FORMA FINANCIAL STATEMENTS

            (a) These  adjustments  reflect  the  transfer  to  Marathon of
      Ashland's interest in MAP, as well as the assets of Ashland's maleic anhydride business and its 60 VIOC centers in Michigan and northwest Ohio in a transaction that values those assets at approximately $3.715 billion, which includes proceeds of approximately $2.8 billion from the partial redemption and the capital contribution and $915 million of Marathon stock that will be issued directly to Ashland shareholders. Approximately one month prior to the date of the partial redemption MAP may make a pro rata cash distribution of some of its distributable cash to Ashland and Marathon in a total amount to be determined shortly before that distribution. In addition, Ashland will receive 38% of MAP's distributable cash as of the closing of the transactions. As of March 31, 2005, Ashland's 38% portion of MAP's distributable cash amounted to $560 million. The $915 million will then be reflected as a dividend on the balance sheet, resulting in a net increase in shareholders' equity of $725 million. Though the terms of the master agreement specify that the proceeds to Ashland will be a combination of cash and MAP accounts receivable, the approximately $3.340 billion (net of estimated expenses of the transfer yet to be incurred of approximately $20 million) has been reflected as cash in this presentation, due to the undeterminable amount of the split, plus the fact that MAP's accounts receivable are very short-term in nature. Deferred tax liabilities of $451 million related to the assets to be transferred were also eliminated, with Ashland's remaining long-term deferred tax assets being reclassified to assets on the balance sheet. The net effect of the transactions is estimated to result in an increase in shareholders' equity of $725 million. The income statement will reflect an estimated after-tax gain of $1.640 billion, which reflects the inclusion of $915 million of Marathon stock.

            (b) These adjustments reflect the use of approximately $2.337 billion of proceeds from the transactions to repurchase substantially all of Ashland's outstanding debt, purchase certain assets from the lessors under the terms of various operating leases, repurchase $150 million of accounts receivable sold under a sale of receivables program, and make a $100 million contribution to Ashland's pension plan. The purchase of the leased assets is estimated to result in a $104 million increase in the cost of property, plant and equipment. The repurchase of the debt is estimated to result in a pretax charge of $159 million ($97 million after provision for a 39 percent income tax benefit). This estimate gives effect to the closing of the transactions and the repayment of the debt and assumes market interest rate conditions at March 31, 2005. The actual amount of this pretax charge is subject to change depending on the actual closing date of the transactions and on market interest rate conditions at the time of the closing of the transactions. Estimated current income tax benefits of the debt repayment premium ($62 million) and the pension contribution ($39 million) are reflected as refundable income taxes in other current assets.

            (c) These adjustments eliminate the equity income recorded from
      Ashland's 38-percent ownership interest in MAP, as well as the operating results of Ashland's maleic anhydride business and its 60 VIOC centers in Michigan and northwest Ohio that are being transferred to Marathon, as if the transactions occurred as of October 1, 2003. In addition, gains and losses on petroleum crackspread futures that Ashland entered into to economically hedge or enhance its equity earnings and cash distributions from MAP have been eliminated. In addition, fees directly related to the transaction incurred during the respective periods have been eliminated. Finally, the income tax effects recorded for these items (at a rate of approximately 39 percent) have been eliminated.

            (d) These adjustments eliminate the interest expense on substantially all of Ashland's debt that was assumed to be repaid with a portion of the proceeds from the transaction, as if the repayment occurred at October 1, 2003. In addition, $150 million of accounts receivable sold under Ashland's sale of receivables program were assumed to be repurchased at the same date, eliminating the costs of that program. In addition, assets under various operating leases were assumed to be purchased from the lessors under the terms of those leases. The rent expense recorded on those leases was eliminated and replaced with the depreciation expense that would have been recorded had those assets been purchased at October 1, 2003, and depreciated over their appropriate estimated useful lives (generally ranging from three to 20 years). Finally, the income tax effects of these adjustments (at a rate of approximately 39 percent) have been eliminated.

            (e) Ashland's income tax expense for 2004 included approximately $48 million in tax benefits related to prior years. During the year, Ashland reached resolution with the Internal Revenue Service on several open tax matters from prior years, resulting in a tax benefit of approximately $33 million as a result of the reduction of amounts previously provided as contingent tax liabilities. In addition, Ashland recognized federal income tax benefits associated with a claim for additional research and development tax credits valued at approximately $15 million. Excluding these two items, Ashland's pro forma tax expense would have amounted to approximately $91 million and the pro forma effective tax rate would have been approximately 33.5%.